EXHIBIT 99.1

Viragen Completes $5.2 Million Financing
PLANTATION, FLORIDA — March 21, 2006 — Viragen, Inc. (AMEX: “VRA”) today announced the completion of a private placement Unit offering to institutional and accredited investors providing gross proceeds of approximately $5.2 million. After fees and expenses, the Company received approximately $4.7 million in net proceeds. Dawson James Securities, a healthcare & biotechnology investment banking firm, acted as the placement agent.
Viragen intends to use the proceeds raised from this offering to continue funding its drug research and development plans, regulatory strategies and proceed with the international marketing of Multiferon® in its approved territories, including Sweden where the drug was recently approved for the first-line adjuvant treatment of malignant melanoma.
The $5,215,000 private placement offering involved 52,150 Units, priced at $100 per Unit, with each Unit consisting of one share of Series J cumulative convertible preferred stock and 80 warrants to purchase one share each of common stock. The convertible preferred shares: have a dividend of 24% per annum; are redeemable by either the investor or the Company under certain conditions; and are convertible into Viragen common stock at $1.25 per share. The warrants, which expire five years from the date of issuance, are exercisable at $1.25 per share.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The securities offered in the private placement to the investors were not registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act. Complete terms of this private placement are available in Form 8-Ks filed with the Securities and Exchange Commission on March 13, 2006 and today.
About Viragen, Inc.:
With global operations in the U.S., Scotland and Sweden, Viragen is a biotechnology company engaged in the research, development, manufacture and commercialization of pharmaceutical proteins for the treatment of viral diseases and cancers. Our product portfolio includes: Multiferon® (multi-subtype, natural human alpha interferon) targeting a broad range of infectious and malignant diseases; and humanized monoclonal antibodies targeting specific antigens over-expressed on many types of cancers. We are also pioneering the development of Avian Transgenic Technology, with the renowned Roslin Institute, as a revolutionary manufacturing platform for the large-scale, efficient and economical production of human therapeutic proteins and antibodies.
Viragen, Inc.
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 — Telephone (954) 233-8746 — Fax (954) 233-1414

For more information, please visit: http://www.Viragen.com
Viragen, Inc. Corporate Contact:
Douglas Calder, Director of Communications
Phone: (954) 233-8746; Fax: (954) 233-1414
E-mail: dcalder@viragen.com
The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the Company’s ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Viragen, Inc.
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 — Telephone (954) 233-8746 — Fax (954) 233-1414

2